UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

NovaBay Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33678	68-0454536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of principal executive offices and zip code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

The information disclosed in Item 3.02 of this Current Report on Form 8-K regarding the issuance and sale of the Pre-Funded Warrants is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

On October 9, 2025, David Elliot Lazar (“Lazar”), the former Chief Executive Officer and director of NovaBay Pharmaceuticals, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with R01 Fund LP and Framework Ventures IV L.P. (“Framework,” and together with R01, the “Purchasers”). Pursuant to the SPA, Mr. Lazar received an aggregate purchase price of $9,850,000 to (i) sell to the Purchasers an aggregate of 441,325 shares of the Company’s Series D Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), and (ii) assign to the Purchasers his rights and obligations (the “Series E Rights”) to purchase an aggregate of 268,750 shares of the Company’s Series E Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”), for an aggregate purchase price of $2,150,000, subject to certain conditions precedent. Following the satisfaction of all closing conditions, the transaction closed on October 17, 2025.

On October 16, 2025, at the Company’s annual meeting of stockholders (the “Annual Meeting of Stockholders”), stockholders approved, along with several other proposals, the conversion of Series D Preferred Stock and Series E Preferred Stock into shares of common stock (“Stockholder Approval”). Each share of Series D Preferred Stock shall automatically convert into 160 shares of Common Stock, for an aggregate of 77,000,000 shares of Common Stock, three business days after Stockholder Approval.

On October 16, 2025, pursuant to the SPA, the Company filed the certificate of designations relating to the Series E Preferred Stock and, on October 17, 2025, following the payment to the Company of $2,150,000 by the Purchasers, issued 268,750 shares of the Series E Preferred Stock to the Purchasers. Each share of Series E Preferred Stock shall convert at the option of the holder or, otherwise, shall automatically convert 30 business days after Stockholder Approval, into 160 shares of Common Stock, for an aggregate of 43,000,000 shares of Common Stock.

Pre-Funded Warrants

On October 16, 2025, the Company issued and sold pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 5,405,406 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to R01 and Framework in two transactions for aggregate gross proceeds of approximately $6,000,000. The purchase price was $1.10 per Pre-Funded Warrant, representing 110% of the closing price of the Common Stock on the day before the issuance, less the $0.01 exercise price for each such Pre-Funded Warrant. The Pre-Funded Warrants are exercisable for shares of Common Stock at any time after January 1, 2026, subject to receipt of stockholder approval.

The Pre-Funded Warrants were issued and sold in transactions exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D. The investors in these transactions are accredited investors as defined in Rule 501(a) of Regulation D. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing summary of the terms of the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Pre-Funded Warrant, which is filed herewith as Exhibit 4.1 and is incorporated by reference into Item 1.01 of this Current Report on Form 8-K.

Item 3.03. Material Modification to Rights of Security Holders.

At the Annual Meeting of Stockholders held on October 16, 2025, the stockholders of the Company approved a proposal granting the board of directors of the Company (the “Board”) full authority to effect a reverse stock split (the “Reverse Stock Split”) of all outstanding (or held in treasury) shares of Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-10, with the exact ratio to be determined by the Board within such range. The Reverse Stock Split will be effected by an amendment to the Company’s Certificate of Incorporation.

The Reverse Stock Split, once implemented, will result in a reduction in the number of shares of Common Stock outstanding and may affect certain rights of security holders, including voting rights and the number of shares available for future issuance. Additional details regarding the reverse stock split and its impact on stockholders will be provided in subsequent disclosures as the Board determines the final ratio and timing of the Reverse Stock Split.

Item 5.01. Changes in Control of Registrant.

As a result of the transactions described in Item 3.02 above, a change of control of the Company occurred, as R01 and Framework each beneficially own 45.1% of outstanding common stock. Each share of Series E Preferred Stock will convert, within 30 business days, into 160 shares of the Company’s outstanding Common Stock for an aggregate of 43,000,000 shares of Common Stock.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, the resignation of David Elliot Lazar as Chief Executive Officer and as a member of the Board of Directors became effective on October 17, 2025.

Justin Hall, Julia Garlikov, Mijia (Bob) Wu, M.B.A. and Yongxiang (Sean) Zheng each resigned from the Board, effective as of October 16, 2025, as a result of the transactions contemplated pursuant to the SPA. Mr. Wu was a member of the Special Transactions Committee. Following these resignations, there are currently four vacancies on the Board of Directors. The Board intends to consider candidates to fill these vacancies in due course.

On October 16, 2025, the Board appointed Michael Kazley to serve as a member of the Board of Directors and as Chief Executive Officer. Mr. Kazley will also serve as Chairman of the Board, effective immediately upon his appointment.

Mr. Kazley has served as the Managing Member and General Partner of R01 Fund LP since 2023. Prior to his time at R01 Fund LP, Mr. Kazley served as a special limited partner for JDS Crypto LP, a private digital asset focused family office, from 2022 to 2023, and served as Chief Executive Officer of Crescent Crypto Asset Management from 2019 to 2022, where he managed a crypto index fund and a discretionary long-biased hedge fund, and became sole manager in 2020. Prior to co-founding Crescent Crypto Asset Management in 2017, he co-founded Cedar Lake Capital Management LP, an investment firm, in 2015. He began his investment career at Goldman Sachs in 2013. Mr. Kazley earned a Bachelor of Science in Industrial and Labor Relations from Cornell University. The Company believes that Mr. Kazley is qualified to serve on the Board because of his extensive experience in investment management and the digital asset markets.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2025, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which became effective upon filing. The amendment was approved by the Board and subsequently approved by the Company’s stockholders at the Annual Meeting of Stockholders held on October 16, 2025.

The Certificate of Amendment amends Paragraph A of Article IV of the Company’s Amended and Restated Certificate of Incorporation to provide that the Company is authorized to issue a total of 1,505,000,000 shares of capital stock, consisting of 1,500,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. All other provisions of the Amended and Restated Certificate of Incorporation remain in full force and effect.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 16, 2025, the Company held its annual meeting of stockholders. The following matters were submitted to a vote:

Proposal 1.	Election of the three (3) following director nominees: Paul E. Freiman, David E. Lazar, Swan Sit.

Each of the following nominees were approved.

	For	Withheld	Broker Non-Vote
Paul E. Freiman	2,301,526	67,026	1,573,597
David E. Lazar	2,298,052	70,500	1,573,597
Swan Sit	2,303,073	65,479	1,573,597

Proposal 2.	Approve, on an advisory, non-binding basis, the compensation of NovaBay’s named executive officers, as disclosed in the Proxy Statement.

The proposal was approved.

	For	Against	Abstain
Advisory Vote on Executive Compensation	2,293,929	56,938	17,685

Proposal 3.	Approve, on an advisory non-binding basis, the frequency of solicitation of stockholder approval of executive compensation.

Three years was approved.

1 Year	181,144
2 Years	16,097
3 Years	2,135,710
Abstain	35,601

Proposal 4.	Ratification, on an advisory non-binding basis, of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The proposal was approved.

	For	Against	Abstain
Ratification of Auditors	3,916,350	18,455	7,344

Proposal 5.	Approve, as required by, and in accordance with, Sections 713(a) and 713(b) of the Company Guide, both: (i) the issuance of the aggregate of 77,000,000 shares of Common Stock upon the conversion of the Series D Preferred Stock and (ii) the issuance of an aggregate of 43,000,000 shares of Common Stock upon the conversion of the Series E Preferred Stock.

The proposal was approved.

	For	Against	Abstain
Approval of Issuance of Common Stock upon Conversion of Series D Preferred Stock and Series E Preferred Stock	2,187,796	174,952	5,804

Proposal 6.	Approve an amendment to our 2017 Omnibus Plan to increase the shares authorized under the 2017 Omnibus Plan by 1,000,000 shares of Common Stock resulting in a maximum number of shares currently available for issuance of 1,021,332 shares of Common Stock and to make corresponding changes to the share grant limitations in the 2017 Omnibus Plan.

The proposal was approved.

	For	Against	Abstain
Increase Shares Available for Issuance Under the 2017 Omnibus Plan	2,138,480	187,749	42,323

Proposal 7.	Approve the issuance and payment of equity consideration, with an aggregate value of $40,000, at a price per share which may be below the market price (as reported by the NYSE American) on the date of issuance, to each of the Resigning Non-Employee Directors as contemplated by each of the Settlement Agreement and General and Mutual Releases (collectively, the “Release Agreements”) on August 19, 2025.

The proposal was approved.

	For	Against	Abstain
Approval of the Payment of the Equity Consideration to Resigning Non-Employee Directors	2,183,467	158,422	26,663

Proposal 8.	Approve an amendment to the Certificate of Incorporation to effect the Reverse Stock Split, and to grant authorization to the Board to determine, in its sole discretion, the specific split ratio and the effective time (if at all).

The proposal was approved.

	For	Against	Abstain
Reverse Stock Split	3,471,817	447,635	22,697

Proposal 9.	Approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our Common Stock from 150,000,000 to 1,500,000,000.

The proposal was approved.

	For	Against	Abstain
Increase Authorized Common Stock	3,322,106	524,727	95,316

Proposal 10.	Approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our preferred stock, par value $0.01, from 5,000,000 to 10,000,000.

The proposal failed.

	For	Against	Abstain
Increase Authorized Preferred Stock	2,078,300	249,347	40,905

Proposal 11.	Approve the adjournment of the Annual Meeting.

The proposal was approved.

	For	Against	Abstain
Adjournment	3,592,167	338,895	11,087

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, dated October 16, 2025.
4.1	Form of Pre-Funded Warrant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 20, 2025	NovaBay Pharmaceuticals, Inc.

	By:	/s/ Tommy Law
		Name:	Tommy Law
		Title:	Chief Financial Officer